Exhibit 10.30

August 21, 2017

Jennifer Witz

Dear Jennifer:

This letter (this “Agreement”) will confirm your continued employment with Sirius XM Radio Inc. (the “Company” or “Sirius XM”) on a full-time basis in your new position as Executive Vice President, Chief Marketing Officer. Your services will be performed primarily at the Company’s office in New York, New York. If you accept this offer, such employment and the terms of this Agreement shall take effect on August 21, 2017 (the “Effective Date”) and shall continue until terminated pursuant to the provisions set forth herein. This Agreement also will serve as notice that your previous employment agreement, dated September 20, 2011, between the Company and you (the “Prior Agreement”) is terminated.

During your employment, you shall be paid an annual base salary of $650,000, less applicable withholdings, to be paid on a bi-weekly basis through the Company’s regular payroll system and subject to any increases that the Company may approve in its sole discretion.

On the first business day following the Effective Date on which you and Sirius XM Holdings Inc. (“Holdings”) are not subject to a blackout restriction, or if there is no such blackout restriction at such time then on the Effective Date (in either case, the date of grant shall be referred to as the “Grant Date”), the Company shall cause Holdings to grant the following to you, subject to your continued employment on the Grant Date:

(i) an option to purchase shares of Holding’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the Grant Date, with the number of shares of Common Stock subject to such option being that necessary to cause the Black-Scholes-Merton value of such option on the Grant Date to be equal to $625,000, determined by using inputs consistent with those the Company uses for its financial reporting purposes. Such option shall be subject to the terms and conditions set forth in the Option Agreement attached to this Agreement as Exhibit A.
(ii) a number of restricted stock units (“RSUs”) equal to the number that results from dividing $625,000 by the closing price of the Common Stock on the Nasdaq Global Select Market on the Grant Date. Such RSUs shall be subject to the terms and conditions set forth in the Restricted Stock Unit Agreement attached to this Agreement as Exhibit B.
(iii) a number of performance-based restricted stock units (“PRSUs”) equal to the number that results from dividing $1,250,000 by the closing price of the Common Stock on the Nasdaq Global Select Market on the Grant Date. Such PRSUs shall be subject to the terms and conditions set forth in the Performance-Based Restricted Stock Unit Agreement attached to this Agreement as Exhibit C.

You will be eligible to participate in any bonus plans generally offered to executive officers of the Company. You understand that the existence and terms of any bonus programs are subject to the Company’s sole discretion. Further, any bonuses will be subject to your individual performance and satisfaction of Company objectives, as determined by the Company in its sole discretion.

You also will be eligible to participate in any Company provided benefit programs, including our deferred compensation program, and other policies and fringe benefits which may generally be made available to full-time employees at your level. You will also receive a vacation allowance of 240 hours (30 working days) per calendar year, to be accrued and used in accordance with the Company’s policy.

You agree to comply in all respects with the terms of the Company’s Employee Handbook, including its Code of Ethics and Information Security and Privacy Policies, and all other applicable policies, rules and procedures of the Company in effect from time to time. The Company reserves the right in its sole discretion to change or terminate any and all of its policies, including its benefit plans, and the specific duties of your position from time to time, including not providing any benefits or bonuses.

Your employment at the Company is for no specified period of time. It is an at-will employment relationship, and either you or the Company may terminate the relationship at any time, for any reason, with or without Cause (as defined below) and with or without notice.

If the Company terminates your employment without Cause, and your employment is not terminated due to your death or Disability (as defined below), or if you terminate your employment for Good Reason (as defined below), then, in addition to your rights under any equity award agreements between you and the Company, you shall be entitled to receive the following as severance (the “Severance Amount”) (in addition to any salary, benefits, earned and unused vacation pay or other sums due to you through your termination date):
(i) an amount equal to your annualized base salary then in effect as of your termination date (the “Severance Period”);

(ii) an amount equal to the annual bonus that was paid to you for the calendar year preceding the calendar year of your termination date; and

(iii) continuation of group health insurance benefits during the Severance Period, provided pursuant to Section 4980B of the Internal Revenue Code of 1986 (“COBRA”), and comparable to the terms in effect for the Company’s active employees, except that the benefits otherwise receivable by you pursuant to this paragraph will be applied against the maximum period of continuation coverage under COBRA; provided that (a) the Company will not provide for cash in lieu of such benefits; (b) you timely complete all required paperwork to continue such benefits pursuant to COBRA and continue to pay the employee’s share of the COBRA premium during the Severance Period; and (c) such coverage, and the Company’s agreement to pay for such coverage, shall terminate as of the date that you are eligible for comparable benefits from a new employer. You shall notify the Company within thirty (30) days after becoming eligible for coverage of any such comparable benefits.

The Company’s obligations under the preceding paragraph shall be conditioned upon you executing, delivering, and not revoking during any applicable revocation period, a separation agreement, and waiver and release of claims against the Company (“Release”), substantially in the form attached to this Agreement as Exhibit D within forty-five (45) days of the date of termination of your employment. The Severance Amount shall be paid in a lump sum on the sixtieth (60th) day following the date of termination of your employment.

For purposes of this Agreement, “Cause” means the occurrence or existence of any of the following:

(i) a breach by you of the terms of this Agreement provided that such breach remains uncured, as determined by the Company in its reasonable discretion, after thirty (30) days have elapsed following the date on which the Company gives you written notice of such breach;

(ii) performance of your duties in a manner deemed by the Company, in its reasonable discretion, to be negligent;

(iii) any act of insubordination, dishonesty, misappropriation, embezzlement, fraud, or other misconduct by you involving the Company or any of its affiliates;

(iv) any conviction of, or any plea of nolo contendere or the equivalent by you to, any crime other than a traffic violation;

(v) any action by you causing damage to or misappropriation of any Company property;

(vi) your failure to comply with the policies, rules and procedures of the Company in effect from time to time, including its Code of Ethics and Information and Security Policies; or

(vii) conduct by you that demonstrates unfitness to serve as an employee of the Company including any act, whether or not performed in the workplace, which subjects, or if publicly known, would likely subject the Company or any of its affiliates to contempt, ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s or any of its affiliates’ reputation or their relationships with subscribers, customers, vendors or employees.

For purposes of this Agreement, “Good Reason” shall mean the continuance of any of the following events (without your prior written consent) for a period of thirty (30) days after delivery to the Company by you of a written notice within thirty (30) days of you becoming aware of the initial occurrence of such event, during which such thirty (30)-day period of continuation the Company shall be afforded an opportunity to cure such event; provided that no resignation shall be for Good Reason unless you actually resign from employment within seventy-five (75) days after the occurrence of the event constituting Good Reason:

(i) the assignment of duties not reasonably consistent with your position, duties, responsibilities, or title as of the Effective Date, or any reduction in your title or base salary or any material reduction in your duties or responsibilities;

(ii) your ceasing to report solely and directly to the Company’s Chief Executive Officer;

(iii) any requirement that you report for work to a location more than twenty-five (25) miles from the Company’s current headquarters for more than thirty (30) days in any calendar year, excluding any requirement that results from the damage or destruction of the Company’s current headquarters as a result of natural disasters, terrorism, acts of war or acts of God or travel in the ordinary course of business; or

(iv) any material breach by the Company of this Agreement.

For purposes of this Agreement, “Disability” means your incapacity due to physical or mental illness to perform the duties of your position for more than one hundred and eighty (180) days within any twelve (12) month period.

During your employment and for twelve (12) months following the termination of your employment by you or the Company for any reason, you will not, directly or indirectly, enter into the employment of, render services to, acquire any interest whatsoever in (whether for your own account as an individual proprietor, or as a partner, associate, shareholder, officer, director, consultant, trustee or otherwise), or otherwise assist any person or entity (other than the Company) that is engaged, or proposes to engage, in any operations in North America involving the transmission, streaming or production of radio programming or that competes with any business of the Company, including, without limitation, telematics (any such person or entity, a “Competitor”); provided that nothing herein shall prevent the purchase or ownership by you by way of investment of up to four percent (4%) of the shares or equity interest of any corporation or other entity. For purposes of this Agreement, the term “radio” shall be defined broadly and shall include any and all forms and mediums of audio distribution now existing or hereafter developed, including terrestrial radio, streaming audio services and on-demand audio services. Should any provision of this paragraph be declared unenforceable by a court, then to the extent applicable this paragraph shall be deemed modified to restrict your competition with the Company to the maximum extent of time, scope and geography which the court shall find enforceable, and such paragraph shall be so enforced.

Without limiting the generality of the foregoing, you agree that during your employment you will not negotiate or enter into any discussions, or allow any other person or entity to discuss or negotiate on your behalf, with any Competitor concerning employment with or rendering services to such Competitor. You also agree that during your employment, except as required to perform your duties, and for twelve (12) months following the termination of your employment for any reason, you shall not, directly or indirectly: (i) solicit, recruit, request, encourage, entice or otherwise induce or attempt to induce any employees to leave the employment of the Company; (ii) interfere with or disrupt the Company’s relationship with any of its employees, accounts, vendors, subscribers or partners, including engaging in any conduct that publicly identifies you as a customer of a Competitor; (iii) induce or attempt to induce any person or entity which is an advertiser, sponsor, vendor or partner with the Company to cease doing business with the Company, or reduce its business with the Company; or (iv) influence or attempt to influence any person or persons, firm, association, syndicate, partnership, company, corporation, or other entity that is a contracting party with the Company to terminate any written or oral agreement with the Company, or enter into any agreement with any such person or entity which would have an adverse effect on the Company.

You shall not solicit, accept or receive, either directly or indirectly, any money, services or any other valuable consideration, including gifts, loans, favors, gratuities, other valuables, hospitality or reimbursement of travel expenses (other than your compensation paid directly through the Company's payroll department) in connection with or related to your participation, directly or indirectly, in any program material broadcast by the Company, or for playing, promoting, recommending, advocating or encouraging the playing of certain content or broadcasting any matter, including references to, or endorsement or identification of, any artist, music, product, service or content.  You shall fully comply with all of the Company policies and applicable laws prohibiting such practices or conduct now and in the future. You shall also notify the Company’s General Counsel immediately in writing upon receipt of any such payment or thing of value or any approaches or overtures made to you to violate this paragraph or to insert, use or otherwise mention, refer or endorse of any product, service, content or other matter in any programming by the Company.

You represent and warrant that neither you nor any member of your immediate family has any interest, either directly or indirectly, in any broadcasting company, record company, music or video publishing company (physical or electronic), internet or new technology interests, concert promotion company, professional singers or musicians.  Should you or any such family member acquire any such interest (other than an interest acquired solely as a result of the purchase of up to four percent (4%) of the equity securities of a publicly traded corporation), such acquisitions shall be promptly reported in writing to the Company’s General Counsel.
You acknowledge that in the course of your employment you will occupy a position of trust and confidence. You shall not, except as may be required to perform your duties or except as set forth in the next paragraph, disclose to others or use, whether directly or indirectly, any Confidential Information. “Confidential Information” shall mean information about the Company's business and operations that is not publicly disclosed by the Company and that was learned by you in the course of your employment by the Company, including any proprietary knowledge, business plans, business strategies, budget information, product plans, patents, trade secrets, data, formulae, sketches, notebooks, blueprints, pricing and cost data, employee information and client and customer lists and all papers and records (including computer records) containing such Confidential Information. Confidential Information shall not include information that becomes public other than through disclosure, directly or indirectly, by you or information you are required to disclose by law or legal process (provided that you provide the Company immediately with prior written notice of the legally required disclosure and reasonably cooperate with the Company in seeking a protective order or other appropriate protection of such information if it chooses to do so). You acknowledge that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. You agree to deliver or return to the Company, at the Company's request at any time or upon termination of your employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by you in the course of your employment by the Company.

You also agree that during your employment and thereafter, you shall not make any statements or comments that could be considered to shed an adverse light on the business reputation or personnel of the Company; provided that nothing contained in the preceding paragraph or in this paragraph shall restrict or prohibit you from (i) responding to any inquiry from, reporting a violation of any applicable law or regulation to, or otherwise communicating with, any governmental agency or authority, including but not limited to the Securities and Exchange Commission (the “SEC”); (ii) filing a charge of discrimination with, or participating or cooperating in any investigation conducted by, any governmental agency or authority, including but not limited to the Equal Employment Opportunity Commission; (iii) making other disclosures that are protected under the whistleblower provisions of federal law or regulation; or (iv) exercising your rights under the National Labor Relations Act. Further, nothing contained herein limits your right to receive an award (including, without limitation, a monetary reward) for information provided to the SEC and you do not need prior authorization from anyone at the Company, or to notify the Company in advance, before making any of the reports or disclosures described herein.

In addition, you understand that misappropriation of the Company’s trade secrets in breach of this Agreement may subject you to criminal liability under the Defend Trade Secrets Act of 2016 (the “DTSA”) and entitle the Company to injunctive relief, and require you to pay damages and attorneys’ fees.  Notwithstanding any other provision of this Agreement, you are hereby notified in accordance with the DTSA that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  You are further notified that if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (1) file any document containing the trade secret under seal; and (2) do not disclose the trade secret, except pursuant to court order.

The results and proceeds of your services (collectively, the “Work Product”) shall be “works made for hire” for the Company under United States Copyright Law and shall be the exclusive property of the Company. You shall promptly execute and deliver all documents necessary to transfer all right, title and interest in the Work Product to the Company. You hereby covenant to the Company that no Work Product will infringe upon or violate any intellectual property rights or any other rights whatsoever of any third parties. To the extent that any of the results and proceeds of your services may not, by operation of law, be “works made for hire,” you hereby assign to the Company ownership of these materials, and the Company shall have the right to obtain and hold in its own name or transfer to others, copyrights, and similar protection which may be available in such materials. Any preexisting works utilized by you in the performance of your duties shall remain your exclusive property.

With respect to any payment or benefits that would be considered deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and payable upon or following a termination of employment, a termination of employment shall not be deemed to have occurred unless such termination also constitutes a “separation from service” within the meaning of Section 409A, and the regulations thereunder (a “Separation from Service”), and notwithstanding anything contained herein to the contrary, the date on which such Separation from Service takes place shall be your termination date. Notwithstanding any provisions of this Agreement to the contrary, if you are a “specified employee” (within the meaning of Section 409A and determined pursuant to policies adopted by the Company) at the time of your Separation from Service and if any portion of the payments or benefits to be received by you upon Separation from Service would be considered deferred compensation under Section 409A, amounts that would otherwise be payable pursuant to this Agreement during the six (6)-month period immediately following your Separation from Service and benefits that would otherwise be provided pursuant to this Agreement during the six (6)-month period immediately following your Separation from Service will instead be paid or made available on the earlier of (1) the first (1st) business day of the seventh (7th) month following the date of your Separation from Service; or (2) your death.

To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A (it being understood that certain compensation arrangements under this Agreement are intended not to be subject to Section 409A). This Agreement shall be construed, to the maximum extent permitted, in a manner to give effect to such intention. Notwithstanding anything in this Agreement to the contrary, distributions upon termination of your employment may only be made upon a Separation from Service. Neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto. You acknowledge that you have been advised to obtain independent legal, tax or other counsel in connection with Section 409A. Each payment under this Agreement shall be regarded as a “separate payment” and not of a series of payments for purposes of Section 409A.

With respect to any amount of business expenses eligible for reimbursement pursuant to Company policy, such expenses will be reimbursed by the Company within thirty (30) days following the date on which the Company receives the applicable invoice from you in accordance with the Company’s expense reimbursement policies, but in no event later than the last day of your taxable year following the taxable year in which you incur the related expenses. In no event will the reimbursements or in-kind benefits to be provided by the Company in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor will your right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

You acknowledge that a portion of the compensation being paid to you by the Company is paid expressly in consideration of the covenants contained herein. You also acknowledge that: (a) the restrictions contained in this Agreement are reasonable in order to protect the legitimate business interests of the Company; (b) a breach by you of any of the terms of this Agreement could result in immediate and irreparable harm to the Company that may not be adequately compensated by a monetary award; and (c) in the event of any such breach, in addition to all of the other remedies available to the Company at law or in equity, it would be reasonable for the Company to seek a restraining order, injunction, a decree of specific performance and/or other equitable relief to ensure compliance with the terms of this Agreement.

You also acknowledge that notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation paid to you pursuant to this Agreement or any other agreement or arrangement with the Company, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

You hereby represent and warrant to the Company that you are not now under any contractual or other obligations, including any non-compete obligations or non-solicitation provisions, that are inconsistent with or in conflict with this Agreement or that would prevent, limit, restrict, or impair your performance of your job duties or your obligations under this Agreement. In addition, you acknowledge and agree that you are a manager, and thereby meet the requirements of a “management employee” for purposes of New York’s Broadcast Employees Freedom to Work Act.

The Company shall indemnify you to the extent provided in the Company’s Certificate of Incorporation and Bylaws and the law of the State of Delaware in connection with your activities as an officer of the Company.

This Agreement, and any documents incorporated herein by reference, constitutes the entire agreement between you and the Company regarding your employment relationship and supersedes any and all prior agreements (excluding any equity award agreements between you and the Company), promises, representations, understandings and communications, including the Prior Agreement. Should any provision of this Agreement be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties irrevocably and unconditionally waive any right whatsoever to a jury trial concerning any dispute between them, including any claims that arise out of or relate to this Agreement.

If any term of this Agreement conflicts with any practice or policy of the Company, now or in the future, the terms of this Agreement will control. The terms of this Agreement may not be changed except by written agreement signed by you and either the Chief Executive Officer, the Executive Vice President and Chief Administrative Officer, or the General Counsel of the Company.

We ask that you confirm your acceptance of this offer of employment and your understanding and acceptance of the terms and conditions contained herein by signing this Agreement and returning it to me as soon as possible.

Sincerely,

/s/ Dara F. Altman
Dara F. Altman
Executive Vice President and
Chief Administrative Officer

I have read this Agreement and understand
and agree to its terms,
this 21st day of August, 2017:

/s/ Jennifer Witz
Jennifer Witz

EXHIBIT A

THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.
SIRIUS XM HOLDINGS INC. 2015 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”), dated August 21, 2017 (the “Date of Grant”), is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and JENNIFER WITZ (the “Executive”).

1.Grant of Option; Vesting. (a)  Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”), and the employment agreement, dated August 21, 2017, between Sirius XM Radio Inc. (“Sirius XM”) and the Executive (the “Employment Agreement”), the Company hereby grants to the Executive the right and option (this “Option”) to purchase ______________________ (_________) shares of common stock, par value $0.001 per share, of the Company (the “Shares”), at a price per Share of $____ (the “Exercise Price”), the closing price of such common stock on the Nasdaq Global Select Market as of the Date of Grant. This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended. In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan.
(b)Subject to the terms of this Agreement, this Option shall vest and become exercisable in three (3) equal installments on _______________, _______________, and _______________, subject to the Executive’s continued employment with Sirius XM on each of these dates.
(c)If the Executive’s employment with Sirius XM terminates for any reason, this Option, to the extent not then vested, shall immediately terminate without consideration; provided that if the Executive’s employment with Sirius XM terminates due to death or “Disability” (as defined in the Employment Agreement), by Sirius XM without “Cause” (as defined in the Employment Agreement), or by the Executive for “Good Reason” (as defined in the Employment Agreement), the unvested portion of this Option, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable. The foregoing condition that the Executive be an employee of Sirius XM shall, in the event of the termination of the Executive’s employment with Sirius XM due to death or Disability, by Sirius XM without Cause or by the Executive for Good Reason, be waived by the Company provided that the Executive (except in the case of death) executes a release in accordance with the Employment Agreement.
2.Term. This Option shall terminate on August 21, 2027 (the “Option Expiration Date”); provided that if:
(a)the Executive’s employment with Sirius XM is terminated due to the Executive’s death or Disability, by Sirius XM without Cause, or by the Executive for Good Reason, the Executive (or the Executive’s beneficiary in the case of death) may exercise this Option in full until the first (1st) anniversary of such termination (at which time this Option shall be cancelled), but not later than the Option Expiration Date;
(b)the Executive’s employment with Sirius XM is terminated for Cause, this Option shall be cancelled upon the date of such termination; and
(c)the Executive voluntarily terminates the Executive’s employment with Sirius XM without Good Reason, the Executive may exercise any vested portion of this Option until ninety (90) days following the date of such termination (at which time this Option shall be cancelled), but not later than the Option Expiration Date.

3.Exercise. Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, in accordance with Section 6 of the Plan.
4.Change of Control. In the event of a Change of Control, this Option shall be governed by the terms of the Plan; provided that any transactions between the Company, Sirius XM and/or any of their respective wholly-owned subsidiaries, on the one hand, and Liberty Media Corporation, any Qualified Distribution Transferee (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company and Liberty Radio LLC, as amended) and/or any of their respective wholly-owned subsidiaries, on the other hand, shall not constitute a Change of Control under the Plan.
5.Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby shall be null and void.
6.Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of the Shares purchased upon exercise of this Option, collect from the Executive the amount of any such tax to the extent not previously withheld. The Executive may satisfy the Executive’s withholding obligations in the manner contemplated by Section 16(e) of the Plan.
7.Rights of the Executive. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Executive any right to, or guarantee of, continued employment by Sirius XM, or any of its subsidiaries or affiliates, or in any way limit the right of Sirius XM or any of its subsidiaries or affiliates to terminate the employment of the Executive at any time, subject to the terms of the Employment Agreement or any other written employment or similar written agreement between or among the Company, Sirius XM or any of its subsidiaries or affiliates, and the Executive.
8.Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Executive. Accordingly, the Executive acknowledges that the Executive has been advised to consult the Executive’s personal legal and tax advisors in connection with this Agreement and this Option.
9.Agreement Subject to the Plan. This Option and this Agreement are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not defined shall have the meaning as set forth in the Plan. The Executive acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Executive agrees to review it and comply with its terms. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Executive with respect to this Option.
10.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.
11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), or three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
Company:        Sirius XM Holdings Inc.
1290 Avenue of the Americas
11th Floor
New York, New York 10104
Attention: General Counsel

Executive:        Address on file at the
office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

12.Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
13.Amendment. The rights of the Executive hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Executive’s consent.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM HOLDINGS INC.

By:	Exhibit A	Exhibit A
	Dara F. Altman	JENNIFER WITZ
Executive Vice President and
Chief Administrative Officer

EXHIBIT B

THE RSUs HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THE RSUs MAY NOT BE TRANSFERRED EXCEPT
BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

SIRIUS XM HOLDINGS INC.
2015 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated August 21, 2017, is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and JENNIFER WITZ (the “Executive”).

1. Grant of RSUs. Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”), and the employment agreement dated August 21, 2017 between Sirius XM Radio Inc. (“Sirius XM”) and the Executive (the “Employment Agreement”), the Company hereby grants ___________________ restricted stock units (“RSUs”) to the Executive. Each RSU represents the unfunded, unsecured right of the Executive to receive one share of common stock, par value $.001 per share, of the Company (each, a “Share”) on the dates specified in this Agreement.
2. Dividends. If on any date while RSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Executive shall, as of the record date for such dividend payment, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Executive as of such record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq Global Select Market on the twenty (20) trading days preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Executive shall be increased by a number equal to the product of (1) the aggregate number of RSUs held by the Executive on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of RSUs shall be adjusted as set forth in Section 4(b) of the Plan.

3. No Rights of a Stockholder. The Executive shall not have any rights as a stockholder of the Company until the Shares have been issued.

4. Issuance of Shares subject to RSUs. (a) Subject to earlier issuance pursuant to the terms of this Agreement or the Plan, on each of _______________, ____________________ and _______________________ (if any such date is not a business day, then on the next succeeding business day), the Company shall issue, or cause there to be transferred, to the Executive (or the Executive’s beneficiary, in the case of death) an amount of Shares representing approximately one-third (1/3) of the number of the RSUs granted to the Executive under this Agreement (as adjusted pursuant to Section 2 above, if applicable), if the Executive continues to be employed by Sirius XM on each of these dates other than as specifically stated herein.

(b) If the Executive’s employment with Sirius XM terminates for any reason, the RSUs shall immediately terminate without consideration; provided that if the Executive’s employment with Sirius XM terminates due to death or “Disability” (as defined in the Employment Agreement), by Sirius XM without “Cause” (as defined in the Employment Agreement), or by the Executive for “Good Reason” (as defined in the Employment Agreement), the RSUs, to the extent not previously settled, cancelled or forfeited, shall immediately become vested and the Company shall issue, or cause there to be transferred, to the Executive (or to the Executive’s estate in the case of death) the amount of Shares equal to the number of RSUs granted to the Executive under this Agreement (to the extent not previously transferred, cancelled or forfeited), as adjusted pursuant to Section 2 above, if applicable. The foregoing condition that the Executive be an employee of Sirius XM shall, in the event of the termination of the Executive’s employment with Sirius XM due to death or Disability, by Sirius XM without Cause or by the Executive for Good Reason, be waived by the Company provided that the Executive (except in the case of death) executes a release in accordance with the Employment Agreement.

5. Change of Control. In the event of a Change of Control, the RSUs shall be governed by the terms of the Plan; provided that any transactions between the Company, Sirius XM and/or any of their respective wholly-owned subsidiaries, on the one hand, and Liberty Media Corporation, any Qualified Distribution Transferee (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company and Liberty Radio LLC, as amended), and/or any of their respective wholly-owned subsidiaries, on the other hand, shall not constitute a Change of Control under the Plan.

6. Non-transferable. The RSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of RSUs or of any right or privilege conferred hereby shall be null and void.

7. Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of delivery of the Shares pursuant to this Agreement, collect from the Executive the amount of any such tax to the extent not previously withheld in any manner permitted by the Plan.

8. Rights of the Executive. Neither this Agreement nor the RSUs shall confer upon the Executive any right to, or guarantee of, continued employment by Sirius XM or any of its subsidiaries or affiliates, or in any way limit the right of Sirius XM or any of its subsidiaries or affiliates to terminate the employment of the Executive at any time, subject to the terms of the Employment Agreement, or any other written employment or similar written agreement between or among the Company, Sirius XM or any of its subsidiaries or affiliates, and the Executive.

9. Professional Advice. The acceptance of the RSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Executive. Accordingly, the Executive acknowledges that the Executive has been advised to consult the Executive’s personal legal and tax advisors in connection with this Agreement and the RSUs.

10. Agreement Subject to the Plan. This Agreement and the RSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Plan. The Executive acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Executive agrees to review it and comply with its terms. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Executive with respect to the RSUs.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), or three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:        Sirius XM Holdings Inc.
1290 Avenue of the Americas
11th Floor
New York, New York 10104
Attention: General Counsel

Executive:        Address on file at the
office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

13. Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

14. Amendment. The rights of the Executive hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Executive’s consent.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM HOLDINGS INC.

By:	Exhibit B	Exhibit B
	Dara F. Altman	JENNIFER WITZ
Executive Vice President and
Chief Administrative Officer

EXHIBIT C

THE PRSUs HAVE NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THE PRSUs MAY NOT BE TRANSFERRED EXCEPT
BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

SIRIUS XM HOLDINGS INC.
2015 LONG-TERM STOCK INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

This PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated August 21, 2017, is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and JENNIFER WITZ (the “Executive”).

1. Grant of PRSUs. Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”), and the employment agreement dated August 21, 2017 between Sirius XM Radio Inc. (“Sirius XM”) and the Executive (the “Employment Agreement”), the Company hereby grants ________________ performance-based restricted stock units (“PRSUs”) to the Executive. Each PRSU represents the unfunded, unsecured right of the Executive to receive one share of common stock, par value $.001 per share, of the Company (each, a “Share”) on the date specified in this Agreement.
2. Dividends. If on any date while PRSUs are outstanding the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of PRSUs granted to the Executive shall, as of the record date for such dividend payment, be increased by a number of PRSUs equal to: (a) the product of (x) the number of PRSUs held by the Executive as of such record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average closing price of a Share on the Nasdaq Global Select Market on the twenty (20) trading days preceding, but not including, such record date. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of PRSUs granted to the Executive shall be increased by a number equal to the product of (1) the aggregate number of PRSUs held by the Executive on the record date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share. In the case of any other change in the Shares occurring after the date hereof, the number of PRSUs shall be adjusted as set forth in Section 4(b) of the Plan.

3. No Rights of a Stockholder. The Executive shall not have any rights as a stockholder of the Company until the Shares have been issued.

4. Issuance of Shares Subject to PRSUs.

(a) Performance Metric. All or a portion of the PRSUs shall be eligible to vest based on the Company’s level of achievement of cumulative free cash flow as set forth in the budgets (the “Performance Metric Target”) approved by the Company’s Board of Directors (the “Board”) for the years ending December 31, 2018 and December 31, 2019 (together, the “Performance Period”). The annual free cash flow component for each of 2018 and 2019 of the Performance Metric Target shall be set at the time such applicable budget is approved by the Board.

Free cash flow shall be derived from cash flow provided by operating activities, net of additions to property and equipment, restricted and other investment activity and the return of capital from investment in unconsolidated entities. For the avoidance of doubt, the Compensation Committee of the Board shall adjust or modify the calculation of free cash flow and/or the Performance Metric Target for the Performance Period in accordance with Sections 4(b) and 12(c) of the Plan, as applicable.

(b) Calculation of Shares to be Issued. Within sixty (60) days following the end of the Performance Period, the Company shall certify the Company’s level of achievement of the Performance Metric Target (such actual date of certification, the “Certification Date”) and determine the number of PRSUs that shall vest, as set forth below, in accordance with the terms of the Plan and/or this Agreement (such PRSUs, the “Eligible PRSUs”):

(i)    If the Company fails to achieve at least 80% of the Performance Metric Target, zero PRSUs shall constitute Eligible PRSUs;

(ii)    Upon achieving 100% or more of the Performance Metric Target, 100% of the PRSUs shall constitute Eligible PRSUs; and

(iii)    If the Company’s level of free cash flow falls between 80% and 100% of the Performance Metric Target, the number of PRSUs that become Eligible PRSUs shall be determined by straight line interpolation between the thresholds set forth in subsections (i) and (ii) of this Section 4(b).

For the avoidance of doubt, any PRSUs that do not constitute Eligible PRSUs as of the Certification Date shall be cancelled on the Certification Date.

(c) Issuance of Eligible PRSUs. Subject to earlier issuance pursuant to the terms of this Agreement or the Plan, on August 21, 2020, the Company shall issue, or cause there to be transferred, to the Executive (or the Executive’s beneficiary, in the case of death) an amount of Shares representing the Eligible PRSUs (as adjusted pursuant to Section 2 above, if applicable); provided that the Executive continues to be employed by Sirius XM on August 21, 2020.

5. Termination of Employment. (a) If the Executive’s employment with Sirius XM terminates for any reason, the PRSUs shall immediately terminate without consideration; provided that if the Executive’s employment with Sirius XM terminates due to death or “Disability” (as defined in the Employment Agreement), by Sirius XM without “Cause” (as defined in the Employment Agreement), or by the Executive for “Good Reason” (as defined in the Employment Agreement) (any such applicable date of termination, the “PRSU Termination Date”), then the PRSUs shall be treated in the following manner:

(i)    if the PRSU Termination Date occurs prior to the end of the Performance Period, then the PRSUs, to the extent not previously settled, cancelled or forfeited, shall, subject to Section 5(b), immediately become vested and the Company shall issue, or cause there to be transferred, to the Executive (or to the Executive’s estate in the case of death) the amount of Shares equal to the number of PRSUs granted to the Executive under this Agreement, notwithstanding Section 4(b), and as adjusted pursuant to Section 2 above, if applicable; and

(ii)    if the PRSU Termination Date occurs after the Performance Period, all Eligible PRSUs, to the extent not previously settled, cancelled or forfeited, shall, subject to Section 5(b), immediately (or, if later, on the Certification Date) become vested and the Company shall issue, or cause there to be transferred, to the Executive (or to the Executive’s estate in the case of death) the amount of Shares equal to the number of Eligible PRSUs earned pursuant to Section 4(b), as adjusted pursuant to Section 2 above, if applicable.

(b) In the event the Executive’s employment with Sirius XM terminates due to death or Disability, by Sirius XM without Cause or by the Executive for Good Reason, the condition in Section 4(c) that the Executive be an employee of Sirius XM shall be waived; provided that the Executive (except in the case of death) executes a release in accordance with the Employment Agreement.

6. Change of Control. In the event of a Change of Control, the PRSUs shall be governed by the terms of the Plan; provided that any transactions between the Company, Sirius XM and/or any of their respective wholly-owned subsidiaries, on the one hand, and Liberty Media Corporation, any Qualified Distribution Transferee (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company and Liberty Radio LLC, as amended) and/or any of their respective wholly-owned subsidiaries, on the other hand, shall not constitute a Change of Control under the Plan.

7. Non-transferable. The PRSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of PRSUs or of any right or privilege conferred hereby shall be null and void.

8. Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income taxes, if any, which are required to be withheld under applicable law and shall, as a condition of delivery of the Shares pursuant to this Agreement, collect from the Executive the amount of any such tax to the extent not previously withheld in any manner permitted by the Plan.

9. Rights of the Executive. Neither this Agreement nor the PRSUs shall confer upon the Executive any right to, or guarantee of, continued employment by Sirius XM or any of its subsidiaries or affiliates, or in any way limit the right of Sirius XM or any of its subsidiaries or affiliates to terminate the employment of the Executive at any time, subject to the terms of the Employment Agreement, or any other written employment or similar written agreement between or among the Company, Sirius XM or any of its subsidiaries or affiliates, and the Executive.

10. Professional Advice. The acceptance of the PRSUs may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Executive. Accordingly, the Executive acknowledges that the Executive has been advised to consult the Executive’s personal legal and tax advisors in connection with this Agreement and the PRSUs.

11. Agreement Subject to the Plan. This Agreement and the PRSUs are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Plan. The Executive acknowledges that a copy of the Plan is posted on Sirius XM’s intranet site and the Executive agrees to review it and comply with its terms. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between or among the Company, Sirius XM and the Executive with respect to the PRSUs.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), or three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or one (1) business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:        Sirius XM Holdings Inc.
1290 Avenue of the Americas
11th Floor
New York, New York 10104
Attention: General Counsel

Executive:        Address on file at the
office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

14. Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

15. Amendment. The rights of the Executive hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Executive’s consent.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM HOLDINGS INC.

By:	Exhibit C	Exhibit C
	Dara F. Altman	JENNIFER WITZ
Executive Vice President and
Chief Administrative Officer

EXHIBIT D

AGREEMENT AND RELEASE

This Agreement and Release, dated as of _________, 20__ (this “Agreement”), is entered into by and between JENNIFER WITZ (the “Executive”) and SIRIUS XM RADIO INC. (the “Company”).
The purpose of this Agreement is to completely and finally settle, resolve, and forever extinguish all obligations, disputes and differences arising out of the Executive’s employment with and separation from the Company.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Executive and the Company hereby agree as follows:
1.The Executive’s employment with the Company is terminated as of _____________, 20__ (the “Termination Date”).
2.The Company and the Executive agree that the Executive shall be provided severance pay and other benefits, less all legally required and authorized deductions, in accordance with the terms of the employment agreement between the Executive and the Company dated as of August 21, 2017 (the “Employment Agreement”); provided that no such severance shall be paid or provided if the Executive revokes this Agreement pursuant to Section 4 below. The Executive acknowledges and agrees that the Executive is entering into this Agreement in consideration of such severance benefits and the Company’s agreements set forth herein. All vacation pay earned and unused as of the Termination Date will be paid to the Executive as required by law. Except as set forth above, the Executive will not be eligible for any other compensation or benefits following the Termination Date other than any vested accrued benefits under the Company’s compensation and benefit plans, and other than the rights, if any, granted to the Executive under the terms of any stock option, restricted stock, performance-based restricted stock or other equity award agreements or plans.
3. The Executive, with the intention of binding the Executive and the Executive’s heirs, attorneys, agents, spouse and assigns, hereby waives, releases and forever discharges Sirius XM Holdings Inc., the Company and their respective parents, subsidiaries and affiliated companies and its and their predecessors, successors, and assigns, if any, as well as all of their officers, directors and employees, stockholders, agents, servants, representatives, and attorneys, and the predecessors, successors, heirs and assigns of each of them (collectively “Released Parties”), from any and all grievances, claims, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, which the Executive ever had, now has, or claims to have against the Released Parties, by reason of any act or omission occurring up until the time the Executive executes this Agreement, including, without limiting the generality of the foregoing, (a) any act, cause, matter or thing stated, claimed or alleged, or which was or which could have been alleged in any manner against the Released Parties prior to the execution of this Agreement and (b) all claims for any payment under the Employment Agreement; provided that nothing contained in this Agreement shall affect the Executive’s rights (i) to indemnification from the Company pursuant to any applicable Company policies; (ii) to coverage under the Company’s insurance policies covering officers and directors; (iii) to other benefits which by their express terms extend beyond the Executive’s separation from employment; and (iv) under this Agreement, and (c) all claims for discrimination, harassment and/or retaliation, under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the New York State Human Rights Law, as amended, as well as any and all claims arising out of any alleged contract of employment, whether written, oral, express or implied, or any other federal, state or local civil or human rights or labor law, ordinances, rules, regulations, guidelines, statutes, common law, contract or tort law, arising out of or relating to the Executive’s employment with and/or separation from the Company, including the termination of the Executive’s employment on the Termination Date, and/or any events occurring prior to the execution of this Agreement.
4.The Executive specifically waives all rights or claims that the Executive has or may have under the Age Discrimination In Employment Act of 1967, 29 U.S.C. §§ 621‑634, as amended (“ADEA”), including, without limitation, those arising out of or relating to the Executive’s employment with and/or separation from the Company, the termination of the Executive’s employment on the Termination Date, and/or any events occurring prior to the execution of this Agreement. In accordance with the ADEA, the Company specifically hereby advises the Executive that: (1) the Executive may and should consult an attorney before signing this Agreement, (2) the Executive has twenty-one (21) days to consider this Agreement, and (3) the Executive has seven (7) days after signing this Agreement to revoke this Agreement.
5. Notwithstanding the above, nothing in this Agreement prevents or precludes the Executive from (a) challenging or seeking a determination of the validity of this Agreement under the ADEA; or (b) filing an administrative charge of discrimination under any applicable statute or participating in any investigation or proceeding conducted by a governmental agency.
6.The Executive acknowledges that the Executive has read and understands the foregoing release and executes it voluntarily and without coercion.
7.This release does not affect or impair the Executive’s rights with respect to workman’s compensation or similar claims under applicable law or any claims under medical, dental, disability, life or other insurance arising prior to the date hereof.
8.The Executive warrants that the Executive has not made any assignment, transfer, conveyance or alienation of any potential claim, cause of action, or any right of any kind whatsoever, including but not limited to, potential claims and remedies for discrimination, harassment, retaliation, or wrongful termination, and that no other person or entity of any kind has had, or now has, any financial or other interest in any of the demands, obligations, causes of action, debts, liabilities, rights, contracts, damages, costs, expenses, losses or claims which could have been asserted by the Executive against the Company or any Released Party.
9.The Executive shall not make any disparaging remarks about any of the Released Parties and/or any of their respective practices or products; provided that the Executive may provide truthful and accurate facts and opinions about the Company where required to do so by law. The Company shall not, and shall instruct its officers not to, make any disparaging remarks about the Executive; provided that the Released Parties and their respective officers may provide truthful and accurate facts and opinions about the Executive where required to do so by law.
10.The parties expressly agree that this Agreement shall not be construed as an admission by any of the parties of any violation, liability or wrongdoing, and shall not be admissible in any proceeding as evidence of or an admission by any party of any violation or wrongdoing. The Company expressly denies any violation of any federal, state, or local statute, ordinance, rule, regulation, order, common law or other law in connection with the employment and termination of employment of the Executive.
11.In the event of a dispute concerning the enforcement of this Agreement, the finder of fact shall have the discretion to award the prevailing party reasonable costs and attorneys’ fees incurred in bringing or defending an action, and shall award such costs and fees to the Executive in the event the Executive prevails on the merits of any action brought hereunder.
12.The parties declare and represent that no promise, inducement, or agreement not expressed herein has been made to them.
13.This Agreement in all respects shall be interpreted, enforced and governed under the laws of the State of New York and any applicable federal laws relating to the subject matter of this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. This Agreement shall be construed as if jointly prepared by the Executive and the Company. Any uncertainty or ambiguity shall not be interpreted against any one party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.
14.This Agreement, the Employment Agreement, [and list any outstanding award agreements] between the Executive and the Company [or Sirius XM Holdings Inc., as applicable,] contain the entire agreement of the parties as to the subject matter hereof. No modification or waiver of any of the provisions of this Agreement shall be valid and enforceable unless such modification or waiver is in writing and signed by the party to be charged, and unless otherwise stated therein, no such modification or waiver shall constitute a modification or waiver of any other provision of this Agreement (whether or not similar) or constitute a continuing waiver.
15.The Executive and the Company represent that they have been afforded a reasonable period of time within which to consider the terms of this Agreement, that they have read this Agreement, and they are fully aware of its legal effects. The Executive and the Company further represent and warrant that they enter into this Agreement knowingly and voluntarily, without any mistake, duress, coercion or undue influence, and that they have been provided the opportunity to review this Agreement with counsel of their own choosing. In making this Agreement, each party relies upon its own judgment, belief and knowledge, and has not been influenced in any way by any representations or statements not set forth herein regarding the contents hereof by the entities who are hereby released, or by anyone representing them.
16.This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The parties further agree that delivery of an executed counterpart by facsimile shall be as effective as delivery of an originally executed counterpart. This Agreement shall be of no force or effect until executed by all the signatories.
17.The Executive warrants that the Executive will return to the Company all software, computers, computer-related equipment, keys and all materials (including, without limitation, copies) obtained or created by the Executive in the course of the Executive’s employment with the Company on or before the Termination Date; provided that the Executive will be able to keep the Executive’s cell phones, personal computers, personal contact list and the like so long as any confidential information is removed from such items.
18.Any existing obligations the Executive has with respect to confidentiality, nonsolicitation of clients, nonsolicitation of employees and noncompetition, in each case with the Company or its subsidiaries or affiliates, shall remain in full force and effect.
19.Should any provision of this Agreement be declared or be determined by a forum with competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the respective dates set forth below.

SIRIUS XM RADIO INC.

Dated:	By:	Exhibit D
Name:
Title:

Dated:		Exhibit D
JENNIFER WITZ